EXHIBIT 10.1

EQUITY EXCHANGE AGREEMENT

Equity Exchange Agreement dated as of October 26, 2011 (this “Agreement”) by and between Power of the Dream Ventures, Inc., a Delaware corporation (the “Company”), and each of Messrs. Viktor Rozsnyay (“Rozsnyay”) and Daniel Kun, Jr. (“Kun”).

RECITALS:

A.  Rozsnyay and Kun each own twelve million (12,000,000) shares of common stock, par value $.0001 per share (the “Exchange Shares”) of the “Company”).

B.  Rozsnyay and Kun desire to surrender all their respective Exchange Shares to the Company for cancellation and return to the Company’s treasury of authorized but unissued shares, in exchange for the Company’s agreement to authorize a class of Series A Preferred shares, par value $.0001 per share (the “Series A Preferred”), having the terms and conditions hereinafter set forth, and by (i) filing an amendment to the Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware containing the characteristics of the Series A Preferred, together with (ii) such filings as may be required with the Securities and Exchange Commission (the “SEC”) under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and other applicable federal and state securities laws, and (iii) upon authorization of the class of Series A Preferred delivering all such shares to Rozsnyay and Kun (the “Exchange”) upon the terms and conditions contained in this Agreement.

NOW, THEREFORE, upon the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree:

1.            Terms and Conditions of the Exchange.
(a)
Within three (3) business days after the execution of this Agreement, each of Rozsnyay and Kun shall deliver their respective certificates for the Exchange Shares to the Company’s transfer agent, duly endorsed for transfer to the Company and for cancellation immediately by the Company’s transfer agent.  Upon cancellation, all of the Exchange Shares shall be returned to the authorized and unissued shares of common stock of the Company. All of the Exchange Shares delivered for cancellation shall be free and clear of all liens, charges, claims, encumbrances, taxes, options and agreements of any kind.

(b)
The Company represents and warrants that resolutions have  been duly and validly adopted by the Company’s board of directors (the “Board”) by unanimous written consent, and the holders of a majority of the Company’s issued and outstanding shares of common stock by majority written consent (i) authorizing the Exchange, (ii) the creation of the Series A Preferred, (iii) the filing of the Amendment, (iv) the filing of all regulatory filings under the Exchange Act and all other applicable federal and state securities laws,  and (v) the issuance of the Series A Preferred having the terms and conditions hereinafter set forth to Rozsnyay and Kun,  upon the filing of the Amendment with the Delaware Secretary of State.

(c)	The characteristics of the Series A Preferred are as follows:
i.	each Series A Preferred share shall have forty (40) votes and shall vote together with the shares of the Company’s common stock on all matters presented to the Company shareholders for a vote;
ii.
(ii) at the option of the holder of a Series A Preferred share, each share of Series A Preferred shall be convertible into twelve (12) shares of the Company’s common stock at a rate of 12 shares of common stock for each share of Series A Preferred in accordance with the following timetable: one hundred thousand (100,000) shares of Series A Preferred may be converted each calendar year beginning with the calendar year January 1, 2014, such that each Holder may convert 100,000 Series A Preferred into 1,200,000 shares of common stock on January 1, 2014 and an additional 100,000 shares of Series A Preferred on each January 1 thereafter until all Series A Preferred have been converted; and further provided, that the right of conversion shall be cumulative and not expire until all shares of Series A Preferred have been converted;

iii.
each share of Series A Preferred shall participate in all distributions or dividends of the Company on an “as if” fully converted basis except that (1) in the event of any stock dividend or other equity distribution by the Company of (1) its own shares or (2) of the shares of common stock or other form of equity, such as but not limited to warrants, options or rights, of any other corporation or entity that are owned by the Company, each Series A Preferred share shall receive fifteen (15) shares of common stock or the equivalent number in any other form of equity, and (2) on liquidation of the Company the holder of each Series A Preferred share shall first be paid the par value of the share of Series A Preferred, and then participate on an “as if” fully converted basis with all holders of issued and outstanding shares of common stock participating in the liquidating distribution, in full satisfaction of all  liquidation preferences under the Amendment;

iv.	each share of Series A Preferred shall not be entitled to any right of redemption;
v.	each share of Series A Preferred shall not be entitled to pre-emptive right with respect to any subsequent issue of securities by the Company;
vi.	each holder of a Series A Preferred share shall be entitled to receive all Company reports sent to the holders of the Company’s common stock;
vii.
each share of Series A Preferred shall bear a restricted legend prohibiting sale, transfer or other disposition of the shares represented by the certificate except in accordance with all applicable Federal and state securities laws.

(d)
The Company shall promptly take all actions required and file all documents to implement the creation and authorization of the Series A Preferred shares with the SEC, the Delaware Secretary of State and any other regulatory authority.

(e)
Notwithstanding anything to the contrary in this Agreement, the Company shall issue and deliver all 2,000,000 of the Series A Preferred shares to Messrs. Rozsnyay (1,000,000 such shares) and Kun (1,000,000 such shares) within sixty (60) days of the date of this Agreement (the “Time Period”). If the Company does not complete the delivery of the Series A  Preferred shares within the aforesaid Time Period, then this Agreement shall terminate, and the Company shall reissue immediately all of the Exchange Shares to Messrs. Rozsnyay and Kun in the same amounts as they surrendered to the Company for cancellation under this Agreement.

(f)	All certificates for shares issued under this Agreement shall be restricted and shall bear a legend prohibiting transfer in the manner set forth in Section 2 of this Agreement.

2.            Representations and Warranties of Rozsnyay and Kun.

(a)
Authority.  Each of Rozsnyay and Kun has full power and authority to enter into and to perform this Agreement in accordance with its terms. The execution, delivery, and performance of this Agreement by Rozsnyay and Kun constitute valid and binding obligations of each of them enforceable in accordance with its terms. The execution of and performance of the transactions contemplated by this Agreement and compliance with its provisions by each of Rozsnyay and Kun will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, or require a consent or waiver under any indenture, lease, agreement, guaranty or other instrument or agreement, written or oral, to which each of Rozsnyay and Kun is a party or by which he or any of his properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to each of Rozsnyay and Kun. Each of Rozsnyay and Kun is not a party to any pending litigation or other proceeding of any kind and is not aware of any claim that may affect their ability to execute and deliver this Agreement and complete the Exchange hereunder.

(b)
Rozsnyay and Kun Due Diligence. Each of Rozsnyay and Kun has not relied upon any representations or warranties of the Company, and each of Rozsnyay and Kun represents that the Company has not made any such representations or warranties to them except, in both instances, as set forth in Section 3 of this Agreement.

(c)
Investment Intent. Each of Rozsnyay and Kun is acquiring the Series A Preferred shares for his own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the Series A Preferred shares or any portion thereof; and each of Rozsnyay and Kun has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness, or commitment providing for the disposition itself.

(d)
Restricted Securities. Each of Rozsnyay and Kun understands that the Series A Preferred shares have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or under applicable state securities laws. Accordingly, the Series A Preferred shares or any portion thereof may not be offered, sold, resold, delivered, pledged, hypothecated or transferred, directly or indirectly, at any time or to any other person or entity regardless of location except (i) pursuant to the terms of an applicable exemption under the Securities Act together with an opinion of counsel acceptable to the Company as to the basis of such exemption and (ii) a registration statement under the Securities Act, and, in either case, in compliance with applicable state securities laws.

(e)
Legends. Each of Rozsnyay and Kun understands and agrees that the certificates or instruments or other writings evidencing the Series A Preferred shares and the shares of common stock into which they may be converted from time to time shall bear a restrictive legend in substantially the following form:

“The shares represented by this certificate have not been and will not be registered under the Securities Act of 1933 as amended (the “Securities Act”) and applicable state securities laws. The shares represented by this certificate may not be offered, sold, resold, pledged, gifted, hypothecated, delivered or transferred at any time or to any person or entity regardless of location except (i) pursuant to the terms of an applicable exemption under the Securities Act together with an opinion of counsel acceptable to the Company as to the basis of such exemption or (ii) an effective registration statement under the Securities Act with respect to said Shares, and, in either case, in compliance with applicable state securities laws.”

(f)
Indemnification Covenants of each of Rozsnyay and Kun. Each of Rozsnyay and Kun shall indemnify and hold harmless the Company from and against any and all claims, causes of action, damages, losses, injuries and costs and expenses arising out of the breach of any representation or warranty or covenant by each of Rozsnyay and Kun under this Agreement.

3.            Representations and Warranties of the Company. The Seller makes the following representations and warranties to each of Rozsnyay and Kun:

(a)	Organization and Standing of the Company. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

(b)
Authority for Agreement; Ownership and Exchange of the Series A Preferred Shares.  The Company’s execution, delivery, and performance of this Agreement, and the issuance and delivery of the Series A Preferred shares to each of Rozsnyay and Kun have been duly authorized by all necessary action. The Company has duly executed and delivered this Agreement, and this Agreement constitutes the valid and binding obligations of the Company enforceable in accordance with its terms. The Company’s execution of, and performance of the transactions contemplated by, this Agreement will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, or require a consent or waiver under, the Certificate of Incorporation or by-laws of the Company, or any indenture, lease, agreement, or other instrument to which the Company is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to the Company.  The Company is not a party to any pending litigation or other proceeding of any kind and is not aware of any claim that may affect the Company’s ability to execute and deliver this Agreement and complete the authorization and issuance of the Series A Preferred shares hereunder.

(c)
Indemnification Covenants of the Company. The Company shall indemnify and hold harmless each of Rozsnyay and Kun from and against any and all claims, causes of action, damages, losses, injuries and costs and expenses arising out of the breach of any representation or warranty or covenant by the Company under this Agreement.

4.            Miscellaneous.

a)
Successors and Assigns. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the respective successors, assigns, heirs, executors, and administrators of the parties hereto, but this Agreement and the rights and obligations of the parties shall not be assigned by any such party without the prior written consent of all other parties hereto.

b)
Survival of Representations and Warranties. All agreements, representations, covenants and warranties made by any party hereto contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby for a period of one year from the Closing.

c)	Expenses. Each party shall pay its own costs and expenses in connection with the preparation of this Agreement and the closing of the transactions contemplated hereby.
d)
Notices.  All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand, by overnight courier or mailed by the equivalent of express mail, overnight delivery, postage prepaid or by electronic transmission with confirmation of sending or by pdf scan attachment with confirmation of transmission:

If to the Buyer at:
1095 Budapest
Soroksari ut 94-96
Hungary
Attn: Viktor Rozsnyay, CEO
Facsimile: +36-1-456-6061

If to each of Rozsnyay and Kun at:
1095 Budapest
Soroksari ut 94-96
Hungary
Attn: Viktor Rozsnyay, CEO
Facsimile: +36-1-456-6061

Notices provided in accordance with this Section 4(d) shall be deemed delivered upon (i) personal delivery, (ii) next business days if sent by overnight delivery service or, (iii) the next business day if sent by facsimile provided there is electronic confirmation of the transmission.

(e)
Entire Agreement; Integration.  This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter, written or oral. There are no representations, agreements, arrangements, or understandings, oral or written, between and among the parties hereto (or their representatives) relating to the subject matter of this Agreement that are not fully expressed in this Agreement.

(f)
Governing Law; Arbitration. This Agreement, its substantive and procedural terms and conditions, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any applicable body of laws pertaining to conflicts of laws.  Any and all disputes arising under, out of, or related to this Agreement shall be settled using the Commercial Arbitration Rules of the American Arbitration Association in the City and State of New York, New York before one arbitrator experienced in securities law matters. The Arbitrator shall award interest, attorneys fees and the costs and expenses of the arbitration to the prevailing party as part of any such award. Judgment upon any such award may be entered in the courts of the State of New York, County of New York or in the United States District Court for the Southern District of New York.  The Company and each of Rozsnyay and Kun agree to submit to the personal jurisdiction of the federal and state courts of the State of New York, and each hereby waives any and all objections to venue in New York County on grounds of forum non conveniens or any similar grounds.

(g)
Counterparts; Facsimile Signature. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which may be taken together and shall constitute one agreement. This Agreement may be signed by facsimile signature which shall constitute the valid and binding signature of a party; provided, however, the parties shall thereafter exchange original signatures of this Agreement for their permanent records.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

THE SELLER:

Power of the Dream Ventures, Inc.

By:	/s/ Viktor Rozsnyay
Viktor Rozsnyay, CEO

/s/ Viktor Rozsnyay
Viktor Rozsnyay

/s/ Daniel Kun, Jr.
Daniel Kun, Jr.

SIGNATURE PAGE TO EQUITY EXCHANGE AGREEMENT DATED AS OF OCTOBER 26, 2011 BY AND AMONG POWER OF THE DREAM VENTURES, INC.  AND EACH OF VIKTOR ROZSNYAY AND DANIEL KUN, JR.